Investor Presentation July 2022

CB Financial Services, Inc. (Nasdaq: CBFV) July 2022 Page 2 Forward-Looking Statements Statements contained in this investor presentation that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and such forward-looking statements are subject to significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, general and local economic conditions, the scope and duration of economic contraction as a result of the COVID-19 pandemic and its effects on the Company’s business and that of the Company’s customers, changes in market interest rates, deposit flows, demand for loans, real estate values and competition, competitive products and pricing, the ability of our customers to make scheduled loan payments, loan delinquency rates and trends, our ability to manage the risks involved in our business, our ability to control costs and expenses, inflation, market and monetary fluctuations, changes in federal and state legislation and regulation applicable to our business, actions by our competitors, and other factors that may be disclosed in the Company’s periodic reports as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation. Explanation of Use of Non-GAAP Financial Measures In addition to financial measures presented in accordance with generally accepted accounting principles (“GAAP”), we use, and this investor presentation contains or references, certain non-GAAP financial measures. We believe these non-GAAP financial measures provide useful information in understanding our underlying results of operations or financial position and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Non-GAAP adjusted items impacting the Company's financial performance are identified to assist investors in providing a complete understanding of factors and trends affecting the Company’s business and in analyzing the Company’s operating results on the same basis as that applied by management. Although we believe that these non- GAAP financial measures enhance the understanding of our business and performance, they should not be considered an alternative to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with non- GAAP measures which may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found herein.

Company Overview

CB Financial Services, Inc. (Nasdaq: CBFV) July 2022 Page 4 At a Glance – CB Financial Services, Inc. Shareholder Information Share Price $23.36 Shares Outstanding 5.1M Public Float 4.6M Market Cap $119.8M Total Stockholder’s Equity $113.8M Book Value per Share $22.18 Tangible Book Value per Share (1) $19.43 Price to Book Value 1.05X Price to Tangible Book Value (1) 1.20X P/E LTM (LTM EPS of $2.28) 10.2x P/E LTM (LTM Adjusted EPS of $1.53) (1) 15.3x • Community Bank headquartered in Southwestern PA • Founded in 1901 • Community Bank operates eleven offices in Greene, Allegheny, Washington, Fayette, and Westmoreland Counties in southwestern Pennsylvania, and three offices in Marshall and Ohio Counties in West Virginia. • Financial Overview – Assets: $1.39 billion – Loans: $1.03 billion – Deposits: $1.22 billion • Focused on investing in organic growth initiatives while also returning capital to shareholders via share repurchases and dividends. Corporate Overview • All daily trading information/multiples as of July 26, 2022 • All other financial information as of June 30, 2022 (1) Refer to Non-GAAP Financial Measures in the Appendix for the calculation of the measure and reconciliation to the most comparable GAAP measure.

CB Financial Services, Inc. (Nasdaq: CBFV) July 2022 Page 5 Our Enduring Purpose MISSION: We partner with individuals, businesses and communities to realize their dreams, protect their financial futures and improve their lives CORE VALUES: Take care of each other | Always do the right thing | Protect the Bank | Work hard to achieve our goals | Give and expect mutual respect | Enjoy life everyday OUR CORNERSTONE: Client experience first

CB Financial Services, Inc. (Nasdaq: CBFV) July 2022 Page 6 Investment Thesis: Well-Positioned to Achieve Better than Peer Results Solid Fundamental Leadership ◦ Executive team with an average of over 25 years experience in lending, finance, and credit ◦ Led by CEO John Montgomery, an accomplished bank executive with over 30 years of experience ◦ Proven experience through all economic cycles – current credit management team successfully navigated the 2008-2010 recession Market Presence with Brand Recognition ◦ 120+ Year History ◦ Serving Stable Southwestern PA & Ohio River Valley markets ◦ Higher education and healthcare, both of which tend to be recession-resistant, are key employers in our MSA Blending Efficiency with Technology ◦ Optimization efforts implemented in 2020-2021 are yielding measurable reductions in non- interest expense and resilience ◦ Improved profitability while continuing to invest in digital marketing and technology

CB Financial Services, Inc. (Nasdaq: CBFV) July 2022 Page 7 Diversified Business ◦ Well-positioned to serve the needs of small and medium- sized businesses across our footprint ◦ Growing presence within the Pittsburgh MSA ◦ Strong asset quality Commercial Banking Retail Banking Mortgage Banking Insurance Brokerage ◦ Active mortgage origination platform with dedicated mortgage originators ◦ Robust housing market ◦ Expanding mortgage banking platform into legacy markets ◦ Provides relatively uncorrelated source of revenues ◦ Complementary to commercial and retail banking business ◦ Currently operating in Southwestern PA and Ohio River Valley

Leveraging a Rich History and Community Presence

Community Bank

The Beginning and Formation of the Bank



1901

The Bank was originally chartered in 1901 as The First National Bank of Carmichaels, serving Southwestern PA and local community

1987

Changed name to Community Bank, National Association

2006

Completed a charter conversion from a national bank to a Pennsylvania-chartered commercial bank wholly-owned by the Company

Branch Network Supporting SW Pennsylvania, WV, and OH



2007-2019

Community Bank weathered the financial crisis, continued to expand its community presence, and launched new insurance and wealth management services

Global Pandemic Accelerates Need for Revitalization

2020

The onset of COVID-19 increased demand for fintech solutions and mobile banking services

Community Bank Appoints John Montgomery President & CEO in August 2020

Implementation of Strategic Initiatives Aimed at Optimizing Branch Network

2021

Community Bank completed optimization of its current branch network through the consolidation of six and sale of two branch locations

Community Bank engaged with third-party workflow optimization experts to assist in implementing robotic process automations (RPAs) and more effective sales management that it expects will improve operational efficiencies and grow revenue in the near and long-term

Investing in Growth to Position Community Bank for the Future

2022 -

Focus squarely on growth investments as well as continued efficiency improvements through technology that prioritizes customer convenience

Community Bank Appoints Alan Bicker, Bruce Sharp, and Ben Brown to the Executive Leadership Team

CB Financial Services, Inc. (Nasdaq: CBFV) July 2022 Page 8

Attractive Operating Markets ~ Key Employers in Recession - Resistant Sectors

Community Bank

Pittsburgh Metropolitan Area

- Population of approximately 2.4 million with a median household income of nearly $64,000, which is projected to increase 10.2% in the next 5 years
- Large market for energy, healthcare, technology, and manufacturing companies[(1)]
- Highly educated labor force from Carnegie Mellon University, University of Pittsburgh, and Duquesne University[(1)]
- Fortune 500 companies headquartered in Pittsburgh MSA include: Kraft Heinz, PNC Financial Services, PPG Industries, U.S. Steel, Alcoa, Dick's Sporting Goods, and WESCO International[(2)]
- Carnegie Mellon University and the University of Pittsburgh have helped to bring tech jobs and innovation to the area and tech giants like Uber and Facebook have opened offices in Pittsburgh
- Substantial medical services investment is happening regionally:
  - UPMC is investing $2 billion in 3 new specialty hospitals in Pittsburgh and is constructing a new hospital facility in Washington County, PA
  - UPMC broke ground on a new 900,000-square-foot heart and transplant during June 2022, according to the Pittsburgh Post-Gazette. Construction is slated to take about four years, and UPMC expects the facility to open in late 2026.

Large Employers in Operating Area

CONSOL ENERGY

CROWN CASTLE

UPMC LIFE CHANGING MEDICINE

WESCO

ANSYS

84 LUMBER

VIATRIS

EQT

FedEx


UPMC
VISION AND REHABILITATION HOSPITAL
At UPMC Mercy

Opening of Southern Beltway from I-79 in Washington County to Pittsburgh International Airport



- Pittsburgh's first major highway in decades
- 110,000 drivers connected between Washington County and Pittsburgh International Airport

(1) https://datausa.io/profile/geo/pittsburgh-pa/
(2) http://fortune.com/fortune500/

CB Financial Services, Inc. (Nasdaq: CBFV) July 2022 Page 9

CB Financial Services, Inc. (Nasdaq: CBFV) July 2022 Page 10 Attractive Operating Markets ~ Less Recessionary Impact During Last Recession Home Prices and Unemployment in the Pittsburgh MSA Compared Favorably with Pennsylvania and National Average

CB Financial Services, Inc. (Nasdaq: CBFV) July 2022 Page 11 ◦ President & CEO; appointed in August 2020 ◦ Accomplished bank executive with over 30 years of experience ◦ Previously Chief Credit Officer at First Bank, a privately held $6 Billion bank located in St. Louis, Missouri Jamie Prah ◦ Executive Vice President & Chief Financial Officer ◦ 20+ years of banking experience with over 10 years in CEO/ CFO role ◦ Joined CBFV in May 2019; previously President & CEO of Union Building & Loan Savings Bank and CFO of FFCO ◦ Responsible for financial oversight, SEC reporting, strategic planning and regulatory reporting oversight John Montgomery Ralph Burchianti ◦ Senior Executive Vice President & Chief Credit Officer ◦ Director since 2018 ◦ Responsibilities include oversight of credit and underwriting policies for the organization ◦ Nearly 35 years of experience with CBFV Executive Leadership Team Jennifer George ◦ Senior Executive Vice President & Chief Operations Officer ◦ Appointed SEVP in October 2021, EVP – COO in May 2019, joined CBFV in October 2014 during FFCO merger as Senior Vice President – Retail, Human Resources & Compliance ◦ 20+ years banking experience with a background in Accounting. Specializing in operations, BSA, compliance and human resources ◦ Previously a Senior Vice President – Chief Risk Officer & Vice President – Bank Operations at FFCO

CB Financial Services, Inc. (Nasdaq: CBFV) July 2022 Page 12 Leadership Additions to Drive Growth Alan Bicker ◦ Executive Vice President, Chief Consumer Banking Officer ◦ Appointed in March 2022 ◦ Responsibilities include all retail bank operations, marketing, the call center, ATM/ITM rollout, business banking, mortgage sales and the Community Bank website ◦ Alan was previously an executive with First National Bank of Pennsylvania and has held various senior-level positions in the banking industry Bruce Sharp ◦ Executive Vice President, Chief Commercial Banking Officer ◦ Appointed in February 2022 ◦ Responsibilities include all commercial sales, customer service, process, and product initiatives, as well as treasury management sales ◦ More than 30 years of experience in banking and financial services, having held various senior-level leadership roles Ben Brown ◦ Director of Client Experience and Innovation ◦ Appointed in April 2022 ◦ Responsibilities include overseeing the strategy, planning and execution to assure quality client experience, as well as marketing, communications, and employee engagement functions ◦ Ben was previously CEO and Director of Operations at Mon Valley Alliance & Mon Valley Alliance Foundation

Credit Insights

CB Financial Services, Inc. (Nasdaq: CBFV) July 2022 Page 14 Diversified Commercial Book Reduces Recession Sensitivity Credit Breakdown by Industry Industry Breakdown Total Outstanding Balance ($000)   % of Total Loans Retail Space $ 126,339 $ 1,027,969,000 12.3 % Multifamily 77,325 7.5 Office Space 55,208 5.4 Senior Housing 26,390 2.6 Hotels 17,635 1.7 Oil and Gas 10,286 1.0 Restaurants 4,496 0.4  Total Industries $ 317,679   30.9% ▪ No loans are in deferral as of 6/30/2022 ▪ Exposure includes categories of CRE, Construction CRE, and C&I loans Source: Company information as of 6/30/2022 Retail 39.8% Multifamily 24.3% Office Space 17.4% Senior Housing 8.3% Hotels 5.6% Oil and Gas 3.2% Restaurants 1.4%

CB Financial Services, Inc. (Nasdaq: CBFV) July 2022 Page 15 Breakdown of Hospitality Exposure - Diversity Within Sector Also Reduces Sensitivity Key Takeaways: • $17.6 million exposure located all in PA, or 1.7% of total loans at June 30, 2022 • 11 total hotel loans • Average loan size of $1.6 million • 5 largest loans represent 77% of total Hotels by Flag at 6/30/2022 Hotels as a % of Recession Sensitive Industries Source: Company information as of 6/30/2022 Hotels 5.6% Wyndham $5,508 31.1% Holiday Inn $1,656 9.4% Choice $2,782 15.7% Hilton $2,490 14.1% Ascend $906 5.1% Budget Inn $201 1.1% Marriott $4,162 23.5%

CB Financial Services, Inc. (Nasdaq: CBFV) July 2022 Page 16 Indirect Auto Lending Supported by Prime Borrower Relationships Borrower Credit Score Bands Borrower Credit Score Bands Total Outstanding Balance ($000) % of Indirect Loans   % of Total Loans > 800 $ 63,707 46.2% 6.2% 740-799 48,746 35.3 4.7 700-739 15,548 11.3 1.5 661-699 8,052 5.8 0.8 640-660 739 0.5 0.1 < 640 1,153 0.8 102796900000.0% 0.1  Total Borrower Credit Score Bands $ 137,945 100.0%   13.4 % Key Takeaways: • Indirect Auto represents 13.4% of our total loan portfolio • Within Indirect Auto, 46.2% of loans are to borrowers with FICO scores of 800 or better at the time of underwriting • 81.6% of loans are to borrowers with FICO scores of 740 or better at the time of underwriting Source: Company information as of 6/30/2022 < 640 0.8% 640-660 0.5% 661-699 5.8% 700-739 11.3%740-799 35.4% > 800 46.2%

CB Financial Services, Inc. (Nasdaq: CBFV) July 2022 Page 17 Residential Real Estate Segment Characterized by Conservative Loan to Value (LTVs) Borrower Loan to Value Bands Borrower Loan to Value Bands Total Outstanding Balance ($000) % of Residential Loans   % of Total Loans < 50% $ 95,847 29.5% $ 1,027,969,000 9.3% 50% - 59% 38,976 12.0 3.8 60% - 69% 56,797 17.5 5.5 70% - 79% 84,076 25.9 8.2 80% - 89% 25,620 7.9 2.5 90% - 99% 22,937 7.1 2.2 > 100% 885 0.3 0.1  Total Borrower Loan to Value Bands $ 325,138 100.0%   31.6 % Key Takeaways: • Mortgage loans represent 31.6% of our total loan portfolio • Within our mortgage book, 29.5% of loans carried an LTV of less than 50% at the time of underwriting • 59.0% of loans carried an LTV of 69% or lower at the time of underwriting Source: Company information as of 6/30/2022 < 50% 29.5% 50% - 59% 12.0% 60% - 69% 17.5% 70% - 79% 25.8% 80% - 89% 7.9% 90% - 99% 7.0% > 100% 0.3%

Q2 2022 Update

CB Financial Services, Inc. (Nasdaq: CBFV) July 2022 Page 19 2022: First Half Key Items 01 03 02 Well-positioned to capitalize on continued U.S. housing market recovery Continued Build Out of Revenue Team – Appointment of Bruce Sharp as Chief Commercial Banking Officer – Appointment of Alan Bicker as Chief Consumer Banking Officer – Ben Brown named as Director of Client Experience and Innovation – Continue to focus on strategic hires that will help drive growth in both loans and deposits Grow Loans and Deposits – Total loans, excluding PPP loans, increased $11.7 million, or 4.6% annualized, from March 31, 2022 and increased $27.8 million, or 5.6% annualized, from December 31, 2021 – Community Bank has been able to maintain a lower cost of deposits than regional peers in recent years – Commercial real estate and indirect auto loans have been areas of notable strength year-to-date Completed Stock Buyback Plan – On June 10, 2021, CB authorized a program to repurchase up to $7.5 million of the Company's outstanding common stock – Completed the repurchase program on February 15, 2022 with 308,996 shares of the Company's common stock repurchased at an average price of $24.27 per share 02 Announced New Stock Buyback Plan – On April 21, 2022, CB announced a program to repurchase up to $10.0 million of the Company's outstanding common stock – Funding for the buyback program provided by subordinated debt offering conducted during Q4 2021 while current operations provide ample capital to support corporate growth initiatives – As of June 30, 2022, CB had repurchased 27,439 shares at an average cost of $22.06, with $9.4 million of remaining availability Improving Efficiency – Completed optimization program undertaken over the prior two years, establishing a lower non-interest expense run rate – Q2 2022 Efficiency Ratio of 68.6%, compared with 112.9% in Q2 2021; Q2 2022 adjusted Efficiency Ratio (non-GAAP) of 64.2%, compared with 80.7% in Q2 2021. – Intend to maintain rigorous expense control as we work toward top quartile performance

CB Financial Services, Inc. (Nasdaq: CBFV) July 2022 Page 20 Second Quarter 2022 Recap Core Earnings Momentum (1) Refer to Non-GAAP Financial Measures in the Appendix for the calculation of the measure and reconciliation to the most comparable GAAP measure. PTPP(1) Net Income (NI) Loans and Deposits Book Value Pre-tax, pre- provision (PTPP) net income of $3.9M in Q2 2022 was up 105.5% compared with $1.9M in adjusted PTPP during Q2 2021 (1) Q2 2022 net income (GAAP) was $0.1M, or $0.02 per diluted share, compared to $(0.2) million, or $(0.04) per diluted share, in the prior year period Adjusted net income (non-GAAP) was $0.3M, or $0.05 per diluted share, compared to $3.2M, or $0.59 per diluted share (1) Total loans as of 6/30/2022 were $1.03B, an increase of $7.2M compared to the prior year end Total deposits as of 6/30/2022 were $1.22B, a decrease of $11.4M compared to the prior year end Book value per share was $22.18 at June 30, 2022, compared to $25.31 at the prior year end Tangible book value per share was $19.43 at June 30, 2022, compared to $22.45 at the prior year end (1) 27,439Shares Repurchased (at June 30, 2022) Reported Adjusted (non-GAAP)1 NI $0.1M $0.3M PTPP $3.9M EPS $0.02 $0.05 ROAA 0.03% 0.08% ROAE 0.40% 0.93%

Financial Update – Q2 2022

Community Bank

($000s except per share)	2019 FY 12/31/19	2020 FY 12/31/20	2021 FY 12/31/21	Q2 2021 6/30/21	**Q2 2022 6/30/22**
Balance Sheet					
Total Assets	$1,321,537	$1,416,720	$1,425,479	$1,461,613	**$1,386,461**
Total Loans	952,496	1,044,753	1,020,796	1,018,855	**1,027,969**
Total Deposits	1,118,359	1,224,569	1,226,613	1,276,110	**1,215,190**
Tangible Common Equity(2)	112,145	116,399	118,097	116,618	**99,636**
Capital Ratios (%)					
Loans/ Deposits	85.2 %	85.3 %	83.2 %	79.8 %	**84.6 %**
Tangible. Common Equity / Tangible Assets(2)	8.74	8.32	8.37	8.07	**7.26**
Tier 1 Ratio(3)	11.4	11.8	12.0	11.7	**11.8**
Total Capital Ratio(3)	12.5	13.0	13.2	12.9	**13.1**
Asset Quality (%)(1)					
NPAs/ Assets	0.42 %	1.04 %	0.51 %	1.07 %	**0.42 %**
NCOs/ Avg Loans	0.05	0.11	0.01	(0.01)	**1.01**
Reserves/ Nonaccrual Loans	340	117	233	91	**329**
Profitability					
Net Income (Loss)	$ 14,327	$ (10,640)	$ 11,570	$ (223)	**$ 118**
ROAA	1.09 %	(0.77)%	0.79 %	(0.06)%	**0.03 %**
PTPP ROAA(2)	1.28	1.05	1.32	0.51	**1.11**
ROAE	9.89	(7.18)	8.66	(0.66)	**0.40**
ROATCE(2)	15.09	8.86	12.54	4.98	**2.18**
Net Interest Margin (FTE)(2)	3.64	3.32	2.94	2.85	**3.13**
Adjusted Efficiency Ratio(2)	63.8	68.1	74.2	80.7	**64.2**
Diluted EPS	$ 2.63	$ (1.97)	$ 2.15	$ (0.04)	**$ 0.02**
TBV Per Share(2)	20.52	21.42	22.45	21.56	**19.43**

(1) NPLs include nonaccrual loans, 90+ days past due loans and TDRs. NPAs include NPLs and OREO.
(2) Non-GAAP financial metric. Please see the appendix to view this presentation for Non-GAAP reconciliations.
(3) Regulatory capital ratios are bank-level.

- Diluted EPS (GAAP) for Q2 2022 was $0.02, compared to $(0.04) in the prior year period
- NIM (Non-GAAP) increased 28 bps year-over-year to 3.13% compared with Q2 2021 of 2.85% on declining asset yields slightly offset by lower interest-bearing deposit costs
- Total loans (including Payroll Protection Program ("PPP") loans) were $1.03 billion, an increase of $7.2 million compared to prior year end
- Total loans (excluding PPP loans) were $1.02 billion, a increase of $27.8 million compared to the prior year end
- Total deposits were $1.22 billion, a decrease of $11.4 million compared to the prior year end
- Total assets decreased to $1.39 billion, compared to $1.43 billion at the prior year end
- Regulatory capital levels remain well capitalized

CB Financial Services, Inc. (Nasdaq: CBFV) July 2022 Page 21

CB Financial Services, Inc. (Nasdaq: CBFV) Page 22July 2022 Q2 2022 – Highlights of the Quarter Improvement in Multiple Key Metrics(1) • Net Interest Margin (NIM) of 3.12%, up 4 basis points from the first quarter • Q2 2022 Efficiency Ratio of 68.6%, compared with 112.9% in Q2 2021; Q2 2022 adjusted Efficiency Ratio (non-GAAP) of 64.2%, compared with 80.7% in Q2 2021. • Pre-tax, pre-provision (PTPP) net income of $3.9M in Q2 2022 was up 105.5% compared with $1.9M during Q2 2021 Loan momentum and Capital redeployment to shareholders continues • Loans, excluding PPP, grew $11.7 million (4.6% annualized) from March 31, 2022 • Tier 1 capital remains strong at 11.8%, compared with 11.7% at June 30, 2021 • Repurchased 27,439 shares at an average cost of $22.06, with $9.4 million of remaining availability (1) Numbers and comparisons are on Adjusted basis. See appendix for discussion and reconciliation of non-GAAP financial measures. Numbers and percent changes may not add/ equate precisely due to rounding. Financial Performance Balance Sheet Strength

CB Financial Services, Inc. (Nasdaq: CBFV) Page 23July 2022 Quarterly Loan Growth excluding PPP loans Period ending balances excluding PPP were $1.02 billion at June 30, 2022 compared to $957.9 million at June 30, 2021, an increase of 6.9%.in m ill io ns Quarter End Loan Balances $958 $969 $996 $1,012 $1,024 Total Loans excluding PPP 06/30/21 09/30/21 12/31/21 03/31/22 06/30/22 $700 $750 $800 $850 $900 $950 $1,000 $1,050

CB Financial Services, Inc. (Nasdaq: CBFV) July 2022 Page 24 Increasing Efficiency In Our Branch Network ◦ Reduced overall branch locations from 23 to 14 over the past 7 quarters ◦ Gaining traction in reduction of non-interest expense, including salaries ◦ Deposits per branch continuing to trend well above pre-optimization levels ◦ Focus on driving revenue initiatives while continuing to scrub for additional optimization opportunities Branch Optimization Efforts Yielding Results $52,132 $55,662 $58,385 $58,005 $80,488 $76,663 $89,308 $86,799 Total Deposits Deposits Per Branch 09/30/20 12/31/20 03/31/21 06/30/21 09/30/21 12/31/21 03/31/22 06/30/22 $1,000,000 $1,050,000 $1,100,000 $1,150,000 $1,200,000 $1,250,000 $1,300,000 $1,350,000 $— $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 $70,000 $80,000 $90,000 $100,000

Revenue Generating Initiatives

ONGOING COMMUNICATION

	PHASES	ACTION
1H 2021	NEW CRM PROCESS	• Implemented a multi-faceted sales process for loan officers from identification to closing • Re-evaluated data set for commercial loan leads; better identification measures for loan pipeline
2H 2021	LENDING INITIATIVES	• Efficiency in indirect auto loan process while not sacrificing credit quality • Leveraged CB's 120th anniversary to generate awareness
1H 2022	LEADERSHIP	• Added seasoned commercial and retail sales leaders tasked with driving growth • Credit management team has experience managing credit through prior recessionary periods

GOAL: Leverage strong brand recognition and lending relationships to support organic loan growth and enhance revenue generating potential in CB's core markets

As part of optimization initiatives and following COVID-19, we have been more selective on growing new loans while implementing strategic steps to take advantage of economic recovery in Southwestern PA and in the Ohio River Valley.

MOVING FORWARD

- **Identify Talent**
- **Productivity Management**
- **Leverage Resilient and Scalable Franchise**

CB Financial Services, Inc. (Nasdaq: CBFV) July 2022 Page 25

CB Financial Services, Inc. (Nasdaq: CBFV) July 2022 Page 26 Revenue Metrics Benefiting From Optimization Efforts ▪ Total Interest and Dividend Income, plus Insurance Commissions, continue to grow ▪ Completion of optimization initiative in 2021 is resulting in improved efficiency ▪ Investing in retail deposit and commercial loan growth through our recent strategic hires Improving Returns on Our Human Capital Revenue per Full-time Employee $176,167 $208,853 $183,024 $245,865 $247,410 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 (Annualized) $120,000 $140,000 $160,000 $180,000 $200,000 $220,000 $240,000 $260,000

CB Financial Services, Inc. (Nasdaq: CBFV) July 2022 Page 27 Favorable Cost of Deposits * Peers Are defined as Pennsylvania-based commercial banks with assets between $1 billion and $5 billion Data Courtesy of KBW Equity Research and https://www.newyorkfed.org/markets/reference-rates/effr CB Has Maintained a Lower Average Cost of Deposits Versus Peers* Through the Most Recent Cycle CB Peers Avg Fed Funds Rate 2017 2018 2019 2020 2021 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00%

CB Financial Services, Inc. (Nasdaq: CBFV) July 2022 Page 28 • Empower our experienced, high-quality employees to provide superior customer service in all aspects of our business ◦ Net Promoter Score of 45 vs. a banking industry average of 34 (higher number represents an increasingly satisfied customer base)1 • Create a sales and service culture which builds full relationships with our customers • Utilize technology investments to enhance speed of process while improving customer experience • Enhance profitability and efficiency potential while continuing to invest for future growth • Continue our track record of opportunistic growth in the robust Pittsburgh Metropolitan and across our footprint • Evolve toward more electronic/digital products and processes driving greater efficiency and expand our brand awareness in our market by utilizing digital and other outlets • Leverage our credit culture and strong loan underwriting as a foundation to uphold our asset quality metrics Building on Core Strengths Be the Community Bank of choice across our footprint for residents and small and medium-sized businesses (1) Net promoter score based on 3rd party customer survey results. Banking industry average net promoter score: https://customergauge.com/benchmarks/blog/financial-services-nps-benchmarks

Key Financial Metrics

CB Financial Services, Inc. (Nasdaq: CBFV) July 2022 Page 30 ◦ Continuing to focus on credit underwriting standards ◦ Providing personalized customer engagement that leads to repeat and referral business ◦ Focusing on growth in core deposits ◦ Branch optimization Operating Initiatives Have Led to a High-Quality Balance Sheet ($ in m ill io ns ) Total Assets $846.1 $934.5 $1,281.7 $1,321.5 $1,416.7 $1,425.5 $1,386.5 12/31/16 12/31/17 12/31/18 12/31/19 12/31/20 12/31/21 06/30/22 $600 $800 $1,000 $1,200 $1,400 $1,600

CB Financial Services, Inc. (Nasdaq: CBFV) July 2022 Page 31 Expertise in Commercial Real Estate Commercial & Industrial 6.4% Real Estate- Construction 4.0% Real Estate- Commercial 41.5%Real Estate- Residential 31.6% Consumer 14.5% Other 2.0% Loan Growth Trend and CRE Loan Composition (as of June 30, 2022) ($ in m ill io ns ) Total Loans $683.4 $681.9 $912.9 $952.8 $1,044.8 $1,020.8 $1,028.0 12/31/16 12/31/17 12/31/18 12/31/19 12/31/20 12/31/21 06/30/22 $500.0 $600.0 $700.0 $800.0 $900.0 $1,000.0 $1,100.0

CB Financial Services, Inc. (Nasdaq: CBFV) July 2022 Page 32 Industry CRE Portfolio Owner Occupied CRE Loans by Industry – $103.4M Non-Owner Occupied CRE Loans by Industry – $322.7M Source: Company information as of 6/30/2022 Retail Space 37.6% Other Non-Farm/ Non-Residential 17.5% Warehouse Space 13.3% Office Space 9.4% Medical Facilities 6.1% Manufacturing 3.8% Churches 3.6% Senior Housing 3.5% Restaurants 2.2% Other 3.0% Retail Space 27.1% Multifamily 23.6% Warehouse Space 12.6% Office Space 11.4% Manufacturing 7.3% Senior Housing 5.8% Hotels 4.2% Medical Facilities 3.4% Other Non-Farm/ Non-Residential 1.9% Oil and Gas 1.7% Restaurants 0.7% Other 0.3%

CB Financial Services, Inc. (Nasdaq: CBFV) July 2022 Page 33 Industry C&I Portfolio C&I Loans by Industry – $61.9M excl. PPP Source: Company information as of 6/30/2022 Manufacturing 11.7% Educational Services 11.6% Arts, Entertainment and Recreation 10.7% Professional, Scientific, and Technical Services 8.8% Finance and Insurance 7.2% Senior Housing 6.8% Retail Trade 6.6% Oil and Gas 6.3% Real Estate Rental and Leasing 5.8% Wholesale Trade 5.1% Health Care and Social Assistance 3.9% Administrative and Support and Waste Management and Remediation Services 3.6% Transportation and Warehousing 3.4% Construction 2.8% Utilities 2.2% Other Services 2.1% Other C&I Industries 1.4%

CB Financial Services, Inc. (Nasdaq: CBFV) July 2022 Page 34 Total Deposits and Deposit Composition (as of June 30, 2022) ($ in m ill io ns ) Total Deposits $679.3 $698.2 $773.3 $1,086.7 $1,118.4 $1,226.6 $1,215.2 12/31/16 12/31/17 12/31/18 12/31/19 12/31/20 12/31/21 06/30/22 $500 $600 $700 $800 $900 $1,000 $1,100 $1,200 $1,300 $1,400 Deposit Composition Non-Interest Bearing Demand Deposits 32.0% Interest Bearing Demand Deposits 21.8% Money Market Accounts 15.3% Savings Accounts 20.6% Time Deposits 10.3% Source: Company information as of 6/30/2022

CB Financial Services, Inc. (Nasdaq: CBFV) July 2022 Page 35 Asset Quality Trends NCOs (Recoveries)/Average LoansNon-Current Loans/Total Loans Allowance for Loan Losses to Total Loans NPAs/Total Assets 1.26% 0.85% 0.49% 0.52% 0.38% 06/30/21 09/30/21 12/31/21 03/31/22 06/30/22 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% (0.01)% (0.01)% 0.03% (0.01)% 1.01% Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.15% 1.16% 1.13% 1.14% 1.25% 06/30/21 09/30/21 12/31/21 03/31/22 06/30/22 1.10% 1.15% 1.20% 1.25% 1.30% 1.07% 0.74% 0.51% 0.51% 0.42% 06/30/21 09/30/21 12/31/21 03/31/22 06/30/22 0.25% 0.50% 0.75% 1.00% 1.25%

CB Financial Services, Inc. (Nasdaq: CBFV) July 2022 Page 36 Revenue Diversification • Noninterest income sources comprised approximately 16.1% of total operating revenue during Q2 2022; provides stable revenue stream • Q4 2021 Non interest income included $5.2 million from the sale of branches as part of optimization initiative $ in M ill io ns Total Revenue - Five Quarter Trend ($M) $9.9 $10.0 $10.2 $9.9 $10.2 $2.2 $2.2 $8.7 $2.6 $2.1 Net Interest Income Non Interest Income Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 $0.0 $4.0 $8.0 $12.0 $16.0 $20.0 Q2 2022 - Noninterest Income Mix (000's) Insurance Commissions $1,369 65.0% Other Income $177 8.4% Service Fees $559 26.6%

CB Financial Services, Inc. (Nasdaq: CBFV) July 2022 Page 37 Net Income (Loss) and Adjusted Net Income(1) – Last 5 Quarters (1) Refer to Non-GAAP Financial Measures in the Appendix for the calculation of the measure and reconciliation to the most comparable GAAP measure. Net Income (Loss) $ in 000's $(223) $1,983 $6,965 $3,047 $118 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 $0 $2,000 $4,000 $6,000 $8,000 Adjusted Net Income (1) $ in 000's $3,217 $1,966 $2,843 $3,059 $275 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 $0 $2,000 $4,000 $6,000 $8,000

CB Financial Services, Inc. (Nasdaq: CBFV) July 2022 Page 38 EPS - Diluted and Adjusted EPS - Diluted(1) – Last 5 Quarters (1) Refer to Non-GAAP Financial Measures in the Appendix for the calculation of the measure and reconciliation to the most comparable GAAP measure. EPS - Diluted (0.04) 0.37 1.31 0.58 0.02 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 (0.25) 0.00 0.25 0.50 0.75 1.00 1.25 1.50 Adjusted EPS - Diluted 0.59 0.36 0.53 0.59 0.05 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 (0.25) 0.00 0.25 0.50 0.75 1.00 1.25 1.50 (1)

CB Financial Services, Inc. (Nasdaq: CBFV) July 2022 Page 39 Net Interest Margin (FTE)(1) (1) Net Interest Margin (GAAP) was 2.84%, 2.88%, 2.95%, 3.08%, and 3.12%, respectively, for the same time periods. 3.11% 3.11% 3.17% 3.32% 3.37% 2.85% 2.89% 2.96% 3.10% 3.13% 0.37% 0.33% 0.31% 0.33% 0.36% Yield on Earning Assets Net Interest Margin Cost of Funds Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50%

CB Financial Services, Inc. (Nasdaq: CBFV) July 2022 Page 40 Adjusted Efficiency Ratio(1) (1) Refer to Non-GAAP Financial Measures in the Appendix for the calculation of the measure and reconciliation to the most comparable GAAP measure. Efficiency Ratio (GAAP) was 112.91%, 80.05%, 52.71%, 69.21%, and 68.55%, respectively, for the same time periods. 80.68% 77.27% 69.73% 65.88% 64.18% Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 60.00% 65.00% 70.00% 75.00% 80.00% 85.00%

CB Financial Services, Inc. (Nasdaq: CBFV) July 2022 Page 41 Adjusted Return on Average Assets – ROAA(1) Adjusted Return on Average Equity – ROAE(1) (1) Refer to Non-GAAP Financial Measures in the Appendix for the calculation of the measure and reconciliation to the most comparable GAAP measure. ROAA (GAAP) was (0.06)%, 0.54%, 1.87%, 0.87% and 0.03%, respectively, for the same time periods. ROAE (GAAP) was (0.66)%, 5.93%, 20.95%, 9.50%, and 0.40%, respectively, for the same time periods. 0.87% 0.53% 0.76% 0.87% 0.08% Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% 0.80% 0.90% 1.00% 9.57% 5.88% 8.55% 9.54% 0.93% Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00%

CB Financial Services, Inc. (Nasdaq: CBFV) July 2022 Page 42 Strong Capital Ratios (Community Bank) 11.79% 11.79% 13.04% 7.81% 11.95% 11.95% 13.18% 7.76% 11.83% 11.83% 13.08% 8.33% December 31, 2020 December 31, 2021 June 30, 2022 Common Equity Tier 1 Capital (to Risk Weighted Assets) Tier 1 Capital (to Risk Weighted Assets) Total Capital (to Risk Weighted Assets) Tier 1 Leverage (to Adjusted Total Assets) 0.00% 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00%

CB Financial Services, Inc. (Nasdaq: CBFV) July 2022 Page 43 Interest Rate Risk Sensitivity Estimated % Change in Net Interest Income Over: 0 – 12 Months (1) 13 – 24 Months (2) Change in Interest Rates Actual Actual Up 400 bps 16.16% 22.61% Up 300 bps 12.95% 17.86% Up 200 bps 9.82% 13.20% Up 100 bps 5.46% 7.21% Down 100 bps (5.62)% (7.88)% Source: Company information as of 6/30/22. (1) Assumes a parallel shift in the yield curve over 12 months, with no change thereafter. (2) Assumes a parallel shift in the yield curve over 24 months, with no change thereafter. • The sensitivity is measured as a percentage change in net interest income given the stated changes in interest rates compared to net interest income with rates unchanged in the same period

Moving Forward – Building a Stronger Community Investing for the Future Adaptive to New Consumer Expectations Engaging with Loyal Customers and Winning New Ones

CB Financial Services, Inc. (Nasdaq: CBFV) July 2022 Page 45 Contact Information Company Contact: John H. Montgomery President and Chief Executive Officer Phone: (724) 225-2400 Investor Relations Jeremy Hellman, CFA Phone: (212) 836-9626 Email: jhellman@equityny.com NASDAQ Global Market: CBFV 100 N. Market Street Carmichaels, PA 15320 Phone: 724-966-5041 Fax: 724-966-7867

Appendix

Selected Consolidated Financial Information

Community Bank

(Dollars in thousands) (Unaudited)

Selected Financial Condition Data	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21
ASSETS					
Cash and Due From Banks	$ 81,121	$ 123,588	$ 119,674	$ 173,523	$ 172,010
Securities	213,505	231,097	224,974	221,351	208,472
Loans Held for Sale	—	—	—	17,407	11,409
Loans					
Real Estate:					
Residential	325,138	317,254	320,798	317,373	322,480
Commercial	426,105	427,227	392,124	379,621	360,518
Construction	41,277	54,227	85,028	78,075	85,187
Commercial and Industrial					
PPP	3,853	8,242	24,523	32,703	49,525
Other Commercial and Industrial	62,054	59,601	64,487	69,657	70,666
Consumer	148,921	143,422	122,152	112,087	106,404
Other	20,621	10,669	11,684	12,083	12,666
Total Loans	1,027,969	1,020,642	1,020,796	1,001,599	1,007,446
Allowance for Loan Losses	(12,833)	(11,595)	(11,582)	(11,581)	(11,544)
Loans, Net	1,015,136	1,009,047	1,009,214	990,018	995,902
Premises and Equipment Held for Sale	—	—	—	795	795
Premises and Equipment, Net	18,196	18,349	18,399	18,502	18,682
Bank-Owned Life Insurance	25,610	25,468	25,332	25,190	25,052
Goodwill	9,732	9,732	9,732	9,732	9,732
Intangible Assets, Net	4,404	4,850	5,295	5,740	6,186
Accrued Interest and Other Assets	18,757	16,539	12,859	12,560	13,373
Total Assets	$ 1,386,461	$ 1,438,670	$ 1,425,479	$ 1,474,818	$ 1,461,613
LIABILITIES					
Deposits Held for Sale	$ —	$ —	$ —	$ 102,647	$ 102,557
Deposits					
Non-Interest Bearing Demand Deposits	389,127	400,105	385,775	373,320	368,452
Interest Bearing Demand Accounts	265,347	280,455	272,518	244,004	246,920
Money Market Accounts	185,308	192,929	192,125	190,426	176,824
Savings Accounts	250,226	247,589	239,482	232,679	226,639
Time Deposits	125,182	129,235	136,713	144,727	154,718
Total Deposits	1,215,190	1,250,313	1,226,613	1,185,156	1,173,553
Short-Term Borrowings	32,178	39,219	39,266	42,623	39,054
Other Borrowings	17,618	17,607	17,601	6,000	6,000
Accrued Interest and Other Liabilities	7,703	9,375	8,875	7,405	7,913
Total Liabilities	1,272,689	1,316,514	1,292,355	1,343,831	1,329,077
STOCKHOLDERS' EQUITY	$ 113,772	$ 122,156	$ 133,124	$ 130,987	$ 132,536

CB Financial Services, Inc. (Nasdaq: CBFV)
July 2022
Page 47

Selected Consolidated Financial Information

Community Bank

(Dollars in thousands) (Unaudited)

Selected Operating Data	Three Months Ended 6/30/22	3/31/22	12/31/21	9/30/21	6/30/21	Six Months Ended 6/30/22	6/30/21
Interest and Dividend Income							
Loans, Including Fees	$ 9,733	$ 9,551	$ 9,904	$ 9,718	$ 9,936	$ 19,284	$ 20,082
Securities:							
Taxable	988	905	866	843	635	1,893	1,281
Tax-Exempt	57	66	66	71	74	123	152
Dividends	20	22	21	19	24	42	44
Other Interest and Dividend Income	160	72	106	135	151	232	249
Total Interest and Dividend Income	10,958	10,616	10,963	10,786	10,820	21,574	21,808
Interest Expense							
Deposits	604	530	636	715	827	1,134	1,774
Short-Term Borrowings	18	19	26	25	24	37	47
Other Borrowings	173	174	70	36	35	347	76
Total Interest Expense	795	723	732	776	886	1,518	1,897
Net Interest and Dividend Income	10,163	9,893	10,231	10,010	9,934	20,056	19,911
Provision (Recovery) for Loan Losses	3,784	—	75	—	(1,200)	3,784	(1,200)
Net Interest and Dividend Income After Provision (Recovery) for Loan Losses	6,379	9,893	10,156	10,010	11,134	16,272	21,111
Noninterest Income:							
Service Fees	559	526	569	602	614	1,085	1,160
Insurance Commissions	1,369	1,798	1,618	1,194	1,209	3,167	2,804
Other Commissions	179	89	90	93	173	268	338
Net Gain on Sales of Loans	—	—	977	49	31	—	117
Net (Loss) Gain on Securities	(199)	(7)	44	24	11	(206)	458
Net Gain on Purchased Tax Credits	14	14	17	18	17	28	35
Gain on Sale of Branches	—	—	5,203	—	—	—	—
Net Loss on Disposal of Fixed Assets	—	(8)	—	—	(3)	(8)	(3)
Income from Bank-Owned Life Insurance	142	136	142	138	136	278	273
Other Income	41	65	29	80	31	106	211
Total Noninterest Income	2,105	2,613	8,689	2,198	2,219	4,718	5,393
Noninterest Expense:							
Salaries and Employee Benefits	4,539	4,565	5,181	4,787	5,076	9,104	9,970
Occupancy	776	686	619	615	1,024	1,462	1,734
Equipment	182	210	252	205	311	392	577
Data Processing	446	485	488	541	607	931	1,125
FDIC Assessment	128	209	222	293	249	337	499
PA Shares Tax	240	240	173	224	225	480	490
Contracted Services	348	587	1,133	1,441	750	935	1,437
Legal and Professional Fees	389	152	206	180	419	541	608
Advertising	115	116	191	225	193	231	333
Other Real Estate Owned (Income)	(37)	(38)	(30)	(89)	(26)	(75)	(64)
Amortization of Intangible Assets	446	445	445	446	503	891	1,035
Intangible Assets and Goodwill Impairment	—	—	—	—	1,178	—	1,178
Writedown of Fixed Assets	—	—	23	2	2,268	—	2,268
Other	838	999	1,069	903	945	1,837	1,927
Total Noninterest Expense	8,410	8,656	9,972	9,773	13,722	17,066	23,117
Income (Loss) Before Income Tax (Benefit) Expense	74	3,850	8,873	2,435	(369)	3,924	3,387
Income Tax (Benefit) Expense	(44)	803	1,908	452	(146)	759	765
Net Income (Loss)	$ 118	$ 3,047	$ 6,965	$ 1,983	$ (223)	$ 3,165	$ 2,622

CB Financial Services, Inc. (Nasdaq: CBFV) July 2022 Page 48

CB Financial Services, Inc. (Nasdaq: CBFV) July 2022 Page 49 Per Common Share Data (1) Non-GAAP financial metric. Please see the appendix to view this presentation for Non-GAAP reconciliations. Three Months Ended Six Months Ended Per Common Share Data 6/30/22 3/31/22 12/31/21 9/30/21 6/30/21 6/30/22 6/30/21 Dividends Per Common Share $ 0.24 $ 0.24 $ 0.24 $ 0.24 $ 0.24 $ 0.48 $ 0.48 Earnings (Loss) Per Common Share - Basic 0.02 0.59 1.32 0.37 (0.04) 0.61 0.48 Earnings (Loss) Per Common Share - Diluted 0.02 0.58 1.31 0.37 (0.04) 0.61 0.48 Adjusted Earnings Per Common Share - Diluted (Non-GAAP) (1) 0.05 0.59 0.53 0.36 0.59 0.64 1.05 Weighted Average Common Shares Outstanding - Basic 5,147,846 5,198,194 5,291,795 5,373,032 5,432,234 5,172,881 5,433,298 Weighted Average Common Shares Outstanding - Diluted 5,156,975 5,220,887 5,314,537 5,390,128 5,432,234 5,189,144 5,438,401 6/30/22 3/31/22 12/31/21 9/30/21 6/30/21 Common Shares Outstanding 5,128,333 5,156,897 5,260,672 5,330,401 5,409,077 Book Value Per Common Share $ 22.18 $ 23.69 $ 25.31 $ 24.57 $ 24.50 Tangible Book Value per Common Share (Non-GAAP) (1) 19.43 20.86 22.45 21.67 21.56 Stockholders’ Equity to Assets 8.2% 8.5% 9.3% 8.9% 9.1 % Tangible Common Equity to Tangible Assets (Non-GAAP) (1) 7.3 7.6 8.4 7.9 8.1

Selected Financial Ratios/Asset Quality Ratios/Capital Ratios

Selected Financial Ratios (2)	Three Months Ended 6/30/22	3/31/22	12/31/21	9/30/21	6/30/21	Six Months Ended 6/30/22	6/30/21
Return on Average Assets	0.03 %	0.87 %	1.87 %	0.54 %	(0.06)%	0.45 %	0.36 %
Adjusted Return on Average Assets (Non-GAAP) (1)	0.08	0.87	0.76	0.53	0.87	0.48	0.79
Return on Average Equity	0.40	9.50	20.95	5.93	(0.66)	5.15	3.92
Adjusted Return on Average Equity (Non-GAAP) (1)	0.93	9.54	8.55	5.88	9.57	5.42	8.53
Average Interest-Earning Assets to Average Interest-Bearing Liabilities	149.03	144.48	145.09	146.78	146.82	146.74	144.94
Average Equity to Average Assets	8.49	9.14	8.93	9.03	9.08	8.81	9.27
Net Interest Rate Spread	3.00	2.98	2.85	2.77	2.72	3.00	2.81
Net Interest Rate Spread (FTE) (Non-GAAP) (1)	3.01	2.99	2.86	2.78	2.74	3.01	2.82
Net Interest Margin	3.12	3.08	2.95	2.88	2.84	3.10	2.94
Net Interest Margin (FTE) (Non-GAAP) (1)	3.13	3.10	2.96	2.89	2.85	3.11	2.95
Net (Recoveries) Charge-offs to Average Loans	1.01	(0.01)	0.03	(0.01)	(0.01)	0.50	0.01
Efficiency Ratio	68.55	69.21	52.71	80.05	112.91	68.89	91.36
Adjusted Efficiency Ratio (Non-GAAP) (1)	64.18	65.88	69.73	77.27	80.68	65.03	75.25

Asset Quality Ratios	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21
Allowance for Loan Losses to Total Loans	1.25 %	1.14 %	1.13 %	1.16 %	1.15 %
Allowance for Loan Losses to Total Loans, Excluding PPP Loans (Non-GAAP) (1)	1.25	1.15	1.16	1.20	1.21
Allowance for Loan Losses to Nonperforming Loans (3)	219.89	158.88	159.40	106.18	74.92
Allowance for Loan Losses to Noncurrent Loans (4)	329.47	218.28	233.37	135.37	90.83
Delinquent and Nonaccrual Loans to Total Loans (4) (5)	0.45	0.79	0.78	0.97	1.37
Nonperforming Loans to Total Loans (3)	0.57	0.72	0.71	1.09	1.53
Noncurrent Loans to Total Loans (4)	0.38	0.52	0.49	0.85	1.26
Nonperforming Assets to Total Assets (6)	0.42	0.51	0.51	0.74	1.07

Capital Ratios (7)	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21
Common Equity Tier 1 Capital (to Risk Weighted Assets)	11.83 %	11.99 %	11.95 %	11.53 %	11.67 %
Tier 1 Capital (to Risk Weighted Assets)	11.83	11.99	11.95	11.53	11.67
Total Capital (to Risk Weighted Assets)	13.08	13.20	13.18	12.77	12.92
Tier 1 Leverage (to Adjusted Total Assets)	8.33	8.19	7.76	7.38	7.23

(1) Refer to Explanation of Use of Non-GAAP Financial Measures in this presentation for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(2) Interim period ratios are calculated on an annualized basis.
(3) Nonperforming loans consist of nonaccrual loans, accruing loans that are 90 days or more past due, and troubled debt restructured loans.
(4) Noncurrent loans consist of nonaccrual loans and accruing loans that are 90 days or more past due.
(5) Delinquent loans consist of accruing loans that are 30 days or more past due.
(6) Nonperforming assets consist of nonperforming loans and other real estate owned.
(7) Capital ratios are for Community Bank only.

Certain items previously reported may have been reclassified to conform with the current reporting period's format.

CB Financial Services, Inc. (Nasdaq: CBFV) July 2022 Page 50

Average Balances and Yields

Community Bank

	Three Months Ended														
	June 30, 2022			March 31, 2022			December 31, 2021			September 30, 2021			June 30, 2021		
(Dollars in thousands) (Unaudited)	Average Balance	Interest and Dividends	Yield / Cost [1]	Average Balance	Interest and Dividends	Yield / Cost [1]	Average Balance	Interest and Dividends	Yield / Cost [1]	Average Balance	Interest and Dividends	Yield / Cost [1]	Average Balance	Interest and Dividends	Yield / Cost [1]
Assets:															
Interest-Earning Assets:															
Loans, Net [2]	$ 1,007,874	$ 9,751	3.88 %	$ 1,009,210	$ 9,573	3.85 %	$ 1,004,827	$ 9,927	3.92 %	$ 1,004,474	$ 9,740	3.85 %	$ 1,016,868	$ 9,959	3.93 %
Debt Securities															
Taxable	228,315	988	1.73	215,906	905	1.68	205,328	866	1.69	197,763	843	1.71	124,685	635	2.04
Exempt From Federal Tax	9,109	73	3.21	10,195	84	3.30	10,477	84	3.21	11,647	90	3.09	12,276	94	3.06
Equity Securities	2,693	20	2.97	2,693	22	3.27	2,693	21	3.12	2,655	19	2.86	2,649	24	3.62
Interest Bearing Deposits at Other Banks	56,379	122	0.87	59,296	33	0.22	150,102	61	0.16	160,935	92	0.23	242,348	106	0.17
Other Interest-Earning Assets	3,235	38	4.71	3,483	39	4.54	3,475	45	5.14	3,512	43	4.86	4,044	45	4.46
Total Interest-Earning Assets	1,307,605	10,992	3.37	1,300,783	10,656	3.32	1,376,902	11,004	3.17	1,380,986	10,827	3.11	1,402,870	10,863	3.11
Noninterest-Earning Assets	84,323			122,288			100,607			88,291			82,794		
Total Assets	$ 1,391,928			$ 1,423,071			$ 1,477,509			$ 1,469,277			$ 1,485,664		
Liabilities and Stockholders' Equity															
Interest-Bearing Liabilities:															
Interest-Bearing Demand Deposits [3]	$ 260,655	111	0.17 %	$ 276,603	48	0.07 %	$ 278,546	51	0.07 %	$ 275,411	48	0.07 %	$ 275,752	55	0.08 %
Savings [3]	248,356	20	0.03	243,786	19	0.03	252,387	20	0.03	251,801	21	0.03	247,238	25	0.04
Money Market [3]	188,804	61	0.13	192,425	41	0.09	209,572	57	0.11	198,167	55	0.11	199,652	71	0.14
Time Deposits [3]	127,832	412	1.29	132,015	422	1.30	154,342	508	1.31	168,654	591	1.39	177,506	676	1.53
Total Interest-Bearing Deposits [3]	825,647	604	0.29	844,829	530	0.25	894,847	636	0.28	894,033	715	0.32	900,148	827	0.37
Short-Term Borrowings															
Securities Sold Under Agreements to Repurchase	34,135	18	0.21	37,884	19	0.20	44,709	26	0.23	40,818	25	0.24	49,325	24	0.20
Other Borrowings	17,611	173	3.94	17,604	174	4.01	9,474	70	2.93	6,000	36	2.38	6,000	35	2.34
Total Interest-Bearing Liabilities	877,393	795	0.36	900,317	723	0.33	949,030	732	0.31	940,851	776	0.33	955,473	886	0.37
Noninterest-Bearing Demand Deposits	391,975			384,188			388,787			387,746			387,317		
Accrued Interest Payable and Other Liabilities	4,415			8,554			7,800			8,019			7,999		
Total Liabilities	1,273,783			1,293,059			1,345,617			1,336,616			1,350,789		
Stockholders' Equity	118,145			130,012			131,892			132,661			134,875		
Total Liabilities and Stockholders' Equity	$ 1,391,928			$ 1,423,071			$ 1,477,509			$ 1,469,277			$ 1,485,664		
Net Interest Income (FTE) (Non-GAAP) [4]		10,197			9,933			10,272			10,051			9,977	
Net Interest-Earning Assets [5]	430,212			400,466			427,872			440,135			447,397		
Net Interest Rate Spread (FTE)(Non-GAAP) [4][6]			3.01 %			2.99 %			2.86 %			2.78 %			2.74 %
Net Interest Margin (FTE) (Non-GAAP) [4][7]			3.13			3.10			2.96			2.89			2.85
PPP Loans	5,546	144	10.41	14,673	445	12.30	29,067	391	5.34	40,313	484	4.76	57,661	636	4.42

(1) Annualized based on three months ended results.
(2) Net of allowance for loan losses and includes nonaccrual loans with a zero yield and Loans Held for Sale if applicable
(3) Includes Deposits Held for Sale that were sold in December 2021.
(4) Refer to Explanation and Use of Non-GAAP Financial Measures in this presentation for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(5) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(6) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(7) Net interest margin represents net interest income divided by average total interest-earning assets.

CB Financial Services, Inc. (Nasdaq: CBFV) July 2022 Page 51

Non-GAAP Financial Measures: Adjusted Net Income, Adjusted EPS, Adjusted ROAA and Adjusted ROAE

Community Bank

(Dollars in thousands, except share and per share data) (Unaudited)	Three Months Ended 6/30/22	3/31/22	12/31/21	9/30/21	6/30/21
Net Income (Loss) (GAAP)	$ 118	$ 3,047	$ 6,965	$ 1,983	$ (223)
Adjustments					
(Gain) Loss on Securities	199	7	(44)	(24)	(11)
(Gain) on Sale of Branches	—	—	(5,203)	—	—
Loss (Gain) on Disposal of Fixed Assets	—	8	—	—	3
Tax effect	(42)	(3)	1,102	5	2
Non-Cash Charges:					
Intangible Asset and Goodwill Impairment	—	—	—	—	1,178
Writedown on Fixed Assets	—	—	23	2	2,268
Tax Effect	—	—	—	—	—
Adjusted Net Income (Non-GAAP)	$ 275	$ 3,059	$ 2,843	$ 1,966	$ 3,217
Weighted-Average Diluted Common Shares and Common Stock Equivalents Outstanding	5,156,975	5,220,887	5,314,537	5,390,128	5,432,234
Earnings (Loss) per Common Share - Diluted (GAAP)	$ 0.02	$ 0.58	$ 1.31	$ 0.37	$ (0.04)
Adjusted Earnings per Common Share - Diluted (Non-GAAP)	$ 0.05	$ 0.59	$ 0.53	$ 0.36	$ 0.59
Net Income (Loss) (GAAP) (Numerator)	$ 118	$ 3,047	$ 6,965	$ 1,983	$ (223)
Annualization Factor	4.01	4.06	3.97	3.97	4.01
Average Assets (Denominator)	$1,391,928	$1,423,071	$1,477,509	$1,469,277	$1,485,664
Return on Average Assets (GAAP)	0.03 %	0.87 %	1.87 %	0.54 %	(0.06)%
Adjusted Net Income (Non-GAAP) (Numerator)	$ 275	$ 3,059	$ 2,843	$ 1,966	$ 3,217
Annualization Factor	4.01	4.06	3.97	3.97	4.01
Average Assets (Denominator)	$1,391,928	$1,423,071	$1,477,509	$1,469,277	$1,485,664
Adjusted Return on Average Assets (Non-GAAP)	0.08 %	0.87 %	0.76 %	0.53 %	0.87 %

(Dollars in thousands) (Unaudited)	Three Months Ended 6/30/22	3/31/22	12/31/21	9/30/21	6/30/21
Net Income (GAAP) (Numerator)	$ 118	3,047	6,965	1,983	(223)
Annualization Factor	4.01	4.06	3.97	3.97	4.01
Average Equity (Denominator) (GAAP)	$ 118,145	130,012	131,892	132,661	134,875
Return on Average Equity (GAAP)	0.40%	9.50 %	20.95 %	5.93 %	(0.66)%
Adjusted Net Income (Non- GAAP) (Numerator)	$ 275	$ 3,059	$ 2,843	$ 1,966	$ 3,217
Annualization Factor	4.01	4.06	3.97	3.97	4.01
Average Equity (Denominator) (GAAP)	$ 118,145	130,012	131,892	132,661	134,875
Adjusted Return on Average Equity (Non-GAAP)	0.93%	9.54 %	8.55 %	5.88 %	9.57 %

Share Price	$ 23.36
Divided by: Earnings per Common Share - Diluted (GAAP) (Last 12 Months)	$ 2.28
Price to EPS (GAAP)	10.2x
Share Price	$ 23.36
Divided by: Adjusted Earnings per Common Share - Diluted (GAAP) (Last 12 Months)	$ 1.53
Price to Adjusted EPS (Non-GAAP)	15.3x

CB Financial Services, Inc. (Nasdaq: CBFV) July 2022 Page 52

Non-GAAP Financial Measures: Tangible Common Equity, Tangible Book Value per Share and Tangible Common Equity to Tangible Assets

Community Bank

(Dollars in thousands, except share and per share data)	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21	12/31/20	12/31/19	12/31/18
Stockholders' Equity (GAAP)	$ 113,772	$ 122,156	$ 133,124	$ 130,987	$ 132,536	$ 134,530	$ 151,097	$ 137,625
Goodwill and Intangible Assets, Net	(14,136)	(14,582)	(15,027)	(15,472)	(15,918)	(18,131)	(38,952)	(41,080)
Tangible Common Equity or Tangible Book Value (Non-GAAP)	$ 99,636	$ 107,574	$ 118,097	$ 115,515	$ 116,618	$ 116,399	$ 112,145	$ 96,545
Common Shares Outstanding	5,128,333	5,156,897	5,260,672	5,330,401	5,409,077	5,434,374	5,463,828	5,432,289
Book Value per Common Share (GAAP)	$ 22.18	$ 23.69	$ 25.31	$ 24.57	$ 24.50	$ 24.76	$ 27.65	$ 25.33
Tangible Book Value per Common Share (Non-GAAP)	$ 19.43	$ 20.86	$ 22.45	$ 21.67	$ 21.56	$ 21.42	$ 20.52	$ 17.77
Total Assets (GAAP)	$ 1,386,461	$ 1,438,670	$ 1,425,479	$ 1,474,818	$ 1,461,613	$ 1,416,720	$ 1,321,537	$ 1,281,701
Goodwill and Intangible Assets, Net	(14,136)	(14,582)	(15,027)	(15,472)	(15,918)	(18,131)	(38,952)	(41,080)
Tangible Assets (Non-GAAP)	$ 1,372,325	$ 1,424,088	$ 1,410,452	$ 1,459,346	$ 1,445,695	$ 1,398,589	$ 1,282,585	$ 1,240,621
Stockholders' Equity to Assets (GAAP)	8.2%	8.5%	9.3%	8.9%	9.1%	9.5%	11.4%	10.7%
Tangible Common Equity / Tangible Assets (Non-GAAP)	7.3%	7.6%	8.4%	7.9%	8.1%	8.3%	8.7%	7.8%
Share Price	$ 23.36							
Price to Book Value (GAAP)	1.05x							
Price to Tangible Book Value (Non-GAAP)	1.20x							

CB Financial Services, Inc. (Nasdaq: CBFV) July 2022 Page 53

CB Financial Services, Inc. (Nasdaq: CBFV) July 2022 Page 54 Non-GAAP Financial Measures: Return on Average Tangible Common Equity Three Months Ended Full Year 6/30/22 6/30/21 12/31/21 12/31/20 12/31/19 12/31/18 (Dollars in thousands) Net Income (Loss) (GAAP) $ 118 $ (223) $ 11,570 $ (10,640) $ 14,327 $ 7,052 Amortization of Intangible Assets, Net 446 503 1,926 2,128 1,532 1,167 Goodwill Impairment — 1,178 1,178 18,693 — — Adjusted Net Income (Non-GAAP) (Numerator) $ 564 $ 1,458 $ 14,674 $ 10,181 $ 15,859 $ 8,219 Annualization Factor 4.01 4.01 1.00 1.00 1.00 1.00 Average Stockholders' Equity (GAAP) $ 118,145 $ 134,875 $ 133,605 $ 148,132 $ 144,903 $ 119,300 Average Goodwill and Intangible Assets, Net (14,414) (17,394) (16,591) (33,207) (39,782) (30,012) Average Tangible Common Equity (Non-GAAP) (Denominator) $ 103,731 $ 117,481 $ 117,014 $ 114,925 $ 105,121 $ 89,288 Return on Average Equity (GAAP) 0.40% (0.66) % 8.66% (7.18) % 9.89% 5.91 % Return on Average Tangible Common Equity (Non-GAAP) 2.18% 4.98% 12.54% 8.86% 15.09% 9.21%

Non-GAAP Financial Measures: Net Interest Rate Spread (FTE) and Net Interest Margin (FTE)

Community Bank

	Three Months Ended					Full Year			
	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21	12/31/21	12/31/20	12/31/19	12/31/18
(Dollars in thousands)									
Interest Income per Consolidated Statement of Income (GAAP)	$ 10,958	$ 10,616	$ 10,963	$ 10,786	$ 10,820	$ 43,557	$ 47,467	$ 51,031	$ 43,626
Adjustment to FTE Basis	34	40	41	41	43	172	211	251	355
Interest Income (FTE) (Non-GAAP)	$ 10,992	$ 10,656	$ 11,004	$ 10,827	$ 10,863	$ 43,729	$ 47,678	$ 51,282	$ 43,981
Interest Expense per Consolidated Statement of Income (GAAP)	795	723	732	776	886	3,405	5,563	7,857	5,949
Net Interest Income (FTE) (Non-GAAP)	$ 10,197	$ 9,933	$ 10,272	$ 10,051	$ 9,977	$ 40,324	$ 42,115	$ 43,425	$ 38,032
Net Interest Income (GAAP)	$ 10,163	$ 9,893	$ 10,231	$ 10,010	$ 9,934	$ 40,152	$ 41,904	$ 43,174	$ 37,677
Net Interest Rate Spread (GAAP)	3.00 %	2.98 %	2.85 %	2.77 %	2.72 %	2.81 %	3.13%	3.40%	3.37%
Adjustment to FTE Basis	0.01	0.01	0.01	0.01	0.02	0.01	0.02	0.02	0.03
Net Interest Rate Spread (FTE) (Non-GAAP)	3.01 %	2.99 %	2.86 %	2.78 %	2.74 %	2.82 %	3.15%	3.42%	3.40%
Divided by: Average Interest Earning Assets	$ 1,307,605	$ 1,300,783	$ 1,376,902	$ 1,380,986	$ 1,402,870	$ 1,373,380	$ 1,268,833	$ 1,192,371	$ 10,592,790
Multiplied by: Annualization Factor	4.0110	4.0556	3.9674	3.9674	4.0110	1.0000	1.0000	1.0000	1.0000
Net Interest Margin (FTE) (Non-GAAP)	3.13 %	3.10 %	2.96 %	2.89 %	2.85 %	2.94 %	3.32%	3.64%	3.59%
Net Interest Margin (GAAP)	3.12 %	3.08 %	2.95 %	2.88 %	2.84 %	2.92 %	3.30%	3.62%	3.55%

CB Financial Services, Inc. (Nasdaq: CBFV)
July 2022
Page 55

Non-GAAP Financial Measures: Adjusted Efficiency Ratio

Community Bank

	Three Months Ended					Full Year			
(Dollars in thousands)	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21	12/31/21	12/31/20	12/31/19	12/31/18
Efficiency Ratio (GAAP)									
Noninterest expense (GAAP)	$ 8,410	$ 8,656	$ 9,972	$ 9,773	$ 13,722	$ 42,862	$ 56,767	$ 34,960	$ 34,848
Net Interest and Dividend Income (GAAP)	10,163	9,893	10,231	10,010	9,934	40,152	41,904	43,174	37,677
Noninterest Income (GAAP)	2,105	2,613	8,689	2,198	2,219	16,280	9,471	8,567	7,686
Operating Revenue (GAAP)	$ 12,268	$ 12,506	$ 18,920	$ 12,208	$ 12,153	$ 56,432	$ 51,375	$ 51,741	$ 45,363
Efficiency Ratio (GAAP)	68.55 %	69.21 %	52.71 %	80.05 %	112.91 %	75.95 %	110.50 %	67.57 %	76.82 %
Adjusted Efficiency Ratio (Non-GAAP)									
Noninterest expense (GAAP)	$ 8,410	$ 8,656	$ 9,972	$ 9,773	$ 13,722	$ 42,862	$ 56,767	$ 34,960	$ 34,848
Less:									
Other Real Estate Owned (Income)	(37)	(38)	(30)	(89)	(26)	(183)	(69)	(103)	48
Amortization of Intangible Assets, Net	446	445	445	446	503	1,926	2,128	2,127	1,556
Intangible Assets and Goodwill Impairment	—	—	—	—	1,178	1,178	18,693	—	—
Writedown on Fixed Assets	—	—	23	2	2,268	2,293	1,124	—	—
Merger Expense	—	—	—	—	—	—	—	—	854
Adjusted Noninterest Expense (Non-GAAP)	$ 8,001	$ 8,249	$ 9,534	$ 9,414	$ 9,799	$ 37,648	$ 34,891	$ 32,936	$ 32,390
Net Interest and Dividend Income (GAAP)	$ 10,163	$ 9,893	$ 10,231	$ 10,010	$ 9,934	$ 40,152	$ 41,904	$ 43,174	$ 37,677
Noninterest Income (GAAP)	2,105	2,613	8,689	2,198	2,219	16,280	9,471	8,567	7,686
Less:									
Net (Loss) Gain on Securities	(199)	(7)	44	24	11	526	233	140	(63)
Gain on Sale of Branches	—	—	5,203	—	—	5,203	—	—	
Net (Loss) Gain on Disposal of Fixed Assets	—	(8)	—	—	(3)	(3)	(61)	2	(137)
Adjusted Noninterest Income (Non-GAAP)	$ 2,304	$ 2,628	$ 3,442	$ 2,174	$ 2,211	$ 10,554	$ 9,299	$ 8,425	$ 7,886
Adjusted Operating Revenue (Non-GAAP)	$ 12,467	$ 12,521	$ 13,673	$ 12,184	$ 12,145	$ 50,706	$ 51,203	$ 51,599	$ 45,563
Adjusted Efficiency Ratio (Non-GAAP)	64.18 %	65.88 %	69.73 %	77.27 %	80.68 %	74.25 %	68.14 %	63.83 %	71.09 %

CB Financial Services, Inc. (Nasdaq: CBFV) July 2022 Page 56

CB Financial Services, Inc. (Nasdaq: CBFV) July 2022 Page 57 Non-GAAP Financial Measures: Pre-Tax Pre-Provision Return on Average Assets Three Months Ended Full Year 6/30/22 6/30/21 12/31/21 12/31/20 12/31/19 12/31/18 (Dollars in thousands) Net Income (Loss) Before Income Tax Expense (Benefit) (GAAP) $ 74 $ (369) $ 14,695 $ (9,392) $ 16,056 $ 8,590 Provision for Loan Losses 3,784 (1,200) (1,125) 4,000 725 2,525 Goodwill and Intangible Asset Impairment — 1,178 1,178 18,693 — — Writedown on Fixed Assets — 2,268 2,293 1,124 — — Pre-Tax, Pre-Provision ("PTPP") Net Income (Non-GAAP) (Numerator) $ 3,858 $ 1,877 $ 17,041 $ 14,425 $ 16,781 $ 11,115 Annualization Factor 4.0110 4.0110 1.0000 1.0000 1.0000 1.0000 Average Assets (Denominator) $ 1,391,928 $ 1,485,664 $ 1,464,455 $ 1,378,074 $ 1,311,425 $ 1,152,558 PTPP Return on Average Assets (Non-GAAP) 1.11% 0.51% 1.16% 1.05% 1.28% 0.96%

CB Financial Services, Inc. (Nasdaq: CBFV) July 2022 Page 58 Non-GAAP Financial Measures: Allowance for Loan Losses, Excluding PPP Loans 6/30/22 3/31/22 12/31/21 9/30/21 6/30/21 (Dollars in thousands) Allowance for Loan Losses $ 12,833 $ 11,595 $ 11,582 $ 11,581 $ 11,544 Total Loans $ 1,027,969 $ 1,020,642 $ 1,020,796 $ 1,001,599 $ 1,007,446 PPP Loans (3,853) (8,242) (24,523) (32,703) (49,525) Total Loans, Excluding PPP Loans (Non-GAAP) $ 1,024,116 $ 1,012,400 $ 996,273 $ 968,896 $ 957,921 Allowance for Loan Losses to Total Loans, Excluding PPP Loans (Non-GAAP) 1.25% 1.15% 1.16% 1.20% 1.21%